Exhibit 10.1

FIRST AMENDMENT TO
AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, dated to be effective as of July 28, 2011 (this “Amendment”) is made among CONN’S, INC., a Delaware corporation (the “Parent”), CONN APPLIANCES, INC., a Texas corporation (“CAI”), CONN CREDIT I, LP, a Texas limited partnership (“CCI”), CONN CREDIT CORPORATION, INC., a Texas corporation (“CCCI”, together with CAI and CCI, individually, a “Borrower” and collectively, the “Borrowers”), the banks and other financial institutions identified as “Lenders” on the signature pages hereof (the “Lenders”) and BANK OF AMERICA, N.A., a national banking association, as Administrative Agent for the Lenders (“Agent”).

Background

A.        Parent, Borrowers, Agent and certain of the Lenders (“Existing Lenders”) have entered into an Amended and Restated Loan and Security Agreement, dated as of November 30, 2010, (as amended, modified or supplemented from time to time, the “Loan Agreement”).  All capitalized terms used and not otherwise defined in this Amendment are used as defined in the Loan Agreement.

B.        Parent and Borrowers have requested, among other things, that the Revolver Commitments (as defined in the Loan Agreement) be increased to $430,000,000

C.        Agent and Lenders have agreed to amend certain terms of the Loan Agreement  subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties herein set forth and for other good and valuable consideration, Parent, Borrowers, Agent and Lenders hereto hereby agree as follows:

Agreement

1.  Amendment to the Loan Agreement.

   (a)  Applicable Margin. The term “Applicable Margin” as defined in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and the following is substituted therefor:

Applicable Margin: with respect to any Type of Revolver Loan, the margin set forth in the chart below, as determined by the Leverage Ratio for the last Fiscal Quarter:

Level	Leverage Ratio	Base Rate Revolver Loans	LIBOR Revolver Loans
I	≤ 1.15:1.00	2.50%	3.50%
II	> 1.15:1.00 and ≤1.50:1.00	2.75%	3.75%
III	> 1.50:1.00	3.00%	4.00%

Until October 31, 2011 the margins will be determined as set forth in Level II.  Thereafter, the margins shall be subject to increase or decrease upon receipt by Agent of the financial statements and corresponding Compliance Certificate for the most recently ended Fiscal Quarter delivered pursuant to Section 10.1.2(d), which change shall be effective on the first day of the calendar month following receipt.  If any financial statements and Compliance Certificate due in the preceding Fiscal Quarter have not been received on the due dates thereof, then the margins shall be determined as if Level III were applicable, from such day until the first day of the calendar month following actual receipt.

(b)  Credit Card Account Formula Amount.  The term “Credit Card Account Formula Amount” as defined in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and the following is substituted therefor:

Credit Card Account Formula Amount: 85% of the Value of Eligible Credit Card Accounts.

(c)  Borrowing Base Reporting Frequency.  The definition of “Increased Reporting Period” is hereby deleted in its entirety and the following is substituted therefore:

Increased Reporting Period:  at any time after (i) a Default or Event of Default occurs, (ii) average Availability during any month (as reflected in the Loan Account) is less than 12.5% of the Borrowing Base, or (iii) Availability (as reflected in the Loan Account) is at any time less than 10% of the Borrowing Base.  When in place, such Increased Reporting Period shall be deemed continuing so long as (a) such Event of Default has not been waived, and/or (b) if the Increased Reporting Period arises as a result of Borrowers’ failure to achieve Availability as required hereunder, until average Availability during any month (as reflected in the Loan Account) has exceeded 15% of the Borrowing Base for ninety (90) consecutive days, in which case an Increased Reporting Period shall no longer be deemed to be continuing for purposes of this Agreement; provided, that an Increased Reporting Period shall be deemed continuing (even if an Event of Default is no longer continuing and/or Availability exceeds the required amount for ninety (90) consecutive days) at all times after an Increased Reporting Period has occurred and been discontinued on two (2) occasions after the Closing Date.

(d)  Dominion Trigger Period.  The definition of “Dominion Trigger Period” is hereby deleted in its entirety and the following is substituted therefore:

Dominion Trigger Period: the period (a) commencing on the day that (i) an Event of Default occurs; (ii) average Availability during any month (as reflected in the Loan Account) is less than 12.5% of the Borrowing Base; or (iii) Availability (as reflected in the Loan Account) is at any time less than 10% of the Borrowing Base, and (b) ending on the day (i) on which, during the preceding 90 consecutive days, (x) no Event of Default has existed, (y) average Availability during any month (as reflected in the Loan Account) has at all times been greater than 15% of the Borrowing Base; provided, that this clause (b)(i) shall only be applicable to the first commencement of such period hereunder, and (ii) determined by Agent in its sole discretion for any subsequent commencement of such period; provided, that with respect to any subsequent commencement of such period in order for the period to end the requirements in clause (b)(i) shall be satisfied.

(e)  Fixed Charges.  The term “Fixed Charges” as defined in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and the following is substituted therefor:

Fixed Charges: without double counting, the sum of interest expense (other than payment-in-kind, original issue discount and any prepayment premium on the Term Loan), scheduled/amortized principal payments made on Borrowed Money, un-scheduled principal payments made on Borrowed Money (other than payments on account of the Obligations, any other revolving Debt permitted hereunder or the full payoff of the Term Loan and termination of the Term Loan Documents), book rent expense, cash income taxes paid, and Distributions made, excluding amortization of closing costs and expenses incurred in connection with the Loan Documents, Existing Securitization Facility, Permitted ABS Facility and the Term Loan Facility.

(f)  Net Charge-Off Percent. The term “Net Charge-Off Percent” as defined in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and the following is substituted therefor:

Net Charge-Off Percent: the percent, calculated as of the last day of each month (x) occurring between July 31, 2011 and September 30, 2011, equal to (a) the aggregate amount of Net Charge-Offs for the trailing 12 months then ended, divided by (b) the sum of the Net Balance owing under all Contracts outstanding during the trailing 12 months then ended divided by 12, and thereafter (y) equal to (a) aggregate amount of Net Charge-Offs for the 3 preceding months then ended multiplied by 4, divided by (b) the sum of the Net Balance owing under all Contracts outstanding during the trailing 3 months then ended, divided by 3.

(g)  Permitted Distributions.  The term “Permitted Distributions” as defined in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and the following is substituted therefor:

Permitted Distribution: Distributions declared and made by Parent or any Borrower after January 28, 2013 which are approved by Parent’s board of directors so long as (A) (i) immediately before and after giving effect thereto, (a) no Default or Event of Default exists, (b) Availability is not less than the greater of (x) $75,000,000 and (y) 20% of the Borrowing Base in effect at the time of measurement, and (c) Fixed Charge Coverage Ratio is greater than 1.35:1.00, and (ii) projected Fixed Charge Coverage Ratio for the succeeding 6-month period after giving effect to declaring and making any such Distribution is greater than 1.35:1.00, and (B) (iv) Supermajority Lenders have provided written consent thereto.

(h)  Revolver Termination Date.  The term “Revolver Termination Date” as defined in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and the following is substituted therefor:

Revolver Termination Date:  July 28, 2015.

(i)  Unused Line Fee. The term “Unused Line Fee Percentage” as defined in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and the following is substituted therefor:

Unused Line Fee Percentage: a percentage equal to (a) 0.50% per annum if the average daily balance of Revolver Loans and stated amount of Letters of Credit during the immediately preceding quarter is less than 50% of the Revolver Commitments, and (b) 0.375% per annum if the average daily balance of Revolver Loans and stated amount of Letters of Credit during the immediately preceding quarter is equal to or greater than 50% of the Revolver Commitments.

(j)  Prepayment Premium.  Section 2.1.4(c) of the Loan Agreement is hereby deleted in its entirety and the following is substituted therefor:

(c)       Concurrently with any reduction in or termination of the Revolver Commitments, for whatever reason (including an Event of Default), Borrowers shall pay to Agent, for the Pro Rata benefit of Lenders and as liquidated damages for loss of bargain (and not as a penalty), an amount equal 0.50% of the Revolver Commitments being reduced or terminated.  No termination charge shall be payable if termination occurs on the Revolver Termination Date or in connection with a refinancing of this credit facility by Bank of America or any of its Affiliates.

(k)  Borrowers’ Portfolio.  Section 8.1(vi) of the Loan Agreement is hereby deleted in its entirety and the following is substituted therefor:

(vi) the summary balances of Borrowers’ Contract portfolio and delinquent balances of such portfolio;

(l)  Capital Expenditures.  Section 10.2.3 of the Loan Agreement is hereby deleted in its entirety and the following is substituted therefor:

Capital Expenditures.  Make Capital Expenditures (net of any net proceeds from the sale of any Borrower’s fixed assets) in excess of $25,000,000 in the aggregate during any 12-month period, measured as at the end of each Fiscal Quarter.

(m)  Section 10.3.1 of the Loan Agreement is hereby deleted in its entirety and the following is substituted therefor:

10.3.1    Minimum Fixed Charge Coverage Ratio.  Maintain a Fixed Charge Coverage Ratio at least equal to 1.00:1.00 for the months ending July 31, 2011, August 31, 2011, September 30, 2011, October 31, 2011, November 30, 2011 and December 31, 2011 and 1.10:1.00 for each month thereafter, in each case measured monthly as at the last day of each month on a trailing twelve month basis; provided, that the Fixed Charge Coverage Ratio shall be determined quarterly, measured as of the last day of each Fiscal Quarter for the most recently ended four Fiscal Quarters, after all obligations under the Term Loan Facility have been terminated.

(n)  Revolver Commitments.  Schedule 1.1 to the Loan Agreement is hereby deleted in its entirety and replaced with Schedule 1.1 attached hereto.  It being understood that the increase in the Revolver Commitments represented by such amendment to Schedule 1.1 is not deemed to be a Revolver Commitment Increase as set forth in Section 2.2 of the Loan Agreement.

(o)  Titles. References to “JPMorgan Chase Bank, National Association” as Joint Book Runner and Co-Lead Arranger as set forth on the cover page and in the introductory paragraph of the Loan Agreement are hereby deleted and replaced with “J.P. Morgan Securities LLC” as Joint Book Runner and Co-Lead Arranger.

2.  Waiver and Consent.

   (a)  As set forth in Section 6.3.1 of the Loan Agreement, Borrowers were to deliver to Agent the Related Real Estate Documents in order to grant to Agent, for the benefit of the Secured Parties, a Lien in certain owned Real Estate of Borrowers.  Agent and Lenders hereby waive such requirement and any Default or Event of Default which exists as a result of Borrowers’ failure to comply with Section 6.3.1 of the Loan Agreement.  Agent and Lenders further agree that Agent does not have a Lien on the Real Estate identified in Section 6.3.1 of the Loan Agreement.

   (b)  Borrowers have informed Agent that effective as of July 31, 2011 they intend to amend their policy for charging off the unpaid balance of delinquent Contracts which has been in place as of the Closing Date so that Contracts which are 210 or more days past due at the end of a month are charged-off (“Charge-Off Policy Change”).  As set forth in Section 10.1.12 of the Loan Agreement, Borrowers must obtain prior approval from Agent of the Charge-Off Policy Change.  Agent and Lenders hereby consent to the Charge-Off Policy Change so long as such change becomes effective as of July 31, 2011.

   (c)  Borrowers have informed Agent that CAI is in negotiations with CommunityBank of Texas, N.A. (“Real Estate Lender”) to obtain financing from the Real Estate Lender in the form of a term loan in the original principal amount of $8,000,000 secured solely by a Lien (“Real Estate Lien”) in each of CAI’s real property located at (x) 8201 S. Gessner, Houston, Texas 77036, (y) 2021 N. Town East Boulevard, Suite 1050, Mesquite, Texas 75149 and (z) 8317 N 10th St., McAllen, Texas 78504 (“New Real Estate Loan”).  To the extent the consent of Agent and Lenders is required for the incurrence of the New Real Estate Loan and granting of the Real Estate Lien, Borrowers have requested that Agent and Lenders consent thereto.  Agent and Lenders hereby consent to the incurrence of the New Real Estate Loan and granting of the Real Estate lien so long as the net proceeds of such loan in an amount not less than $7,000,000 is applied to the principal outstanding amount of the Term Loan.

(d)  Borrowers intend to use the net proceeds of the New Real Estate Loan as well as Revolver Loans to repay the Term Loan in full upon the effectiveness of this Amendment.  To the extent the consent of Agent and Lenders is required for the making of such prepayment, Borrowers have requested that Agent and Lenders consent to such prepayment.  Agent and Lenders hereby consent to the prepayment of the Term Loan so long as (a) the Term Loan is paid on or about the effectiveness of this Amendment, (b) the Term Loan Documents are terminated immediately after such prepayment, and (c) pro forma Availability on July 24, 2011, after giving effect to such full prepayment Availability exceeds $55,000,000.

(e)  The waivers and consents set forth in this Paragraph 2 shall be effective only in this specific instance and for the specific purpose for which they are given, and the waivers and consents shall not entitle any Borrower to any other or further waiver or consent in any similar or other circumstances.  The waivers and consents set forth above shall be limited precisely as written and shall not be deemed to (a) be a waiver or modification of any other term or condition of the Loan Agreement or any other Loan Document or (b) prejudice any right or remedy which Agent or any Lender may now have or may have in the future under or in connection with the Loan Agreement or any other Loan Document.

3.  Fees.  Borrowers agree to pay to Agent for its own benefit or the benefit of the Lenders or other agents, the fees set forth in the fee letters executed in connection herewith.

4.  Representations and Warranties; No Default.  Each of the Parent and the Borrowers, hereby represents and warrants as of the effectiveness of this Amendment that:

       (i)  no Default or Event of Default exists; and

      (ii)  its representations and warranties set forth in Section 9 of the Loan Agreement (as amended hereby) are true and correct as of the date hereof, as though made on and as of such date (except to the extent such representations and warranties relate solely to an earlier date and then as of such earlier date).

5.  Effectiveness.  This Amendment (and the consents and waivers set forth herein) shall become effective, as of the date first set forth above upon satisfaction of each of the following:

   (a)  Receipt by the Agent of executed counterparts hereof from the Borrowers and each of the Lenders.

   (b)  Receipt by Agent of evidence that upon giving effect to the initial funding of Revolver Loans and issuance of Letters of Credit under the Loan Agreement as amended hereby, the Term Loan shall be paid in full and the Term Loan Documents shall be terminated.

   (c)  Agent shall have received the fees set forth in Paragraph 3.

   (d)  Agent shall have received joinder agreements from any new lender providing Revolver Commitments after giving effect to this Amendment, making such party a “Lender” under the Loan Agreement, which agreements shall be in form and substance satisfactory to Agent.

   (e)  Agent shall have received a Borrowing Base Certificate prepared as of July 24, 2011.  Upon giving effect to the initial funding of Revolver Loans and issuance of Letters of Credit under the Loan Agreement as amended hereby and the payment by Borrowers of all fees and expenses incurred in connection herewith, as well as any payables stretched beyond their customary payment practices, Availability shall be at least $55,000,000.

6.  Binding Effect; Ratification

   (a)  Upon the effectiveness of this Amendment and thereafter this Amendment shall be binding on the Agent, Borrowers and Lenders and their respective successors and assigns.

   (b)  On and after the execution and delivery hereof, this Amendment shall be a part of the Loan Agreement and each reference in the Loan Agreement to “this Loan Agreement” or “hereof”, “hereunder” or words of like import, and each reference in any other Loan Document to the Loan Agreement shall mean and be a reference to such Loan Agreement as amended hereby.

   (c)  Except as expressly amended hereby, the Loan Agreement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

7.  Miscellaneous.  (a)  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS.  EACH OF THE PARTIES TO THIS AMENDMENT AGREES TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN OR WITH JURISDICTION OVER LOS ANGELES COUNTY, CALIFORNIA IN ANY PROCEEDING OR DISPUTE RELATING IN ANY WAY TO THIS AMENDMENT OR ANY LOAN DOCUMENT AND AGREES THAT ANY SUCH PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT.  EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

   (b)  All reasonable costs and expenses incurred by the Agent in connection with this Amendment (including reasonable attorneys’ costs) shall be paid by the Borrowers.

   (c)  Headings used herein are for convenience of reference only and shall not affect the meaning of this Amendment.

   (d)  This Amendment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

PARENT:

CONN’S, INC.,
a Delaware corporation

By: /s/ Michael J. Poppe
Name: Michael J. Poppe
Title: Executive Vice President and Chief Financial
Officer

BORROWERS:

CONN APPLIANCES, INC.,
a Texas corporation

By: /s/ Michael J. Poppe
Name: Michael J. Poppe
Title: Chief Financial Officer

CONN CREDIT I, LP,
a Texas limited partnership

By: Conn Credit Corporation, Inc.,
a Texas corporation,
its sole general partner

By: /s/ Michael J. Poppe
Name: Michael J. Poppe
Title: Chief Financial Officer

First Amendment to A&R Loan and Security Agreement

CONN CREDIT CORPORATION, INC.,
a Texas corporation

By: /s/ Michael J. Poppe
Name: Michael J. Poppe
Title: Chief Financial Officer

First Amendment to A&R Loan and Security Agreement

AGENT AND LENDERS:

BANK OF AMERICA, N.A.,
as Agent and Lender

By: /s/ Bobby P.S. Bans
Name: Bobby P.S. Bans
Title: Vice President

First Amendment to A&R Loan and Security Agreement

JPMORGAN CHASE BANK, N.A.

By: /s/ Timothy J. Whitefoot
Name: Timothy J. Whitefoot
Title: Vice President

First Amendment to A&R Loan and Security Agreement

WELLS FARGO PREFERRED
CAPITAL, INC.

By: /s/ Casey P. Johnson
Name: Casey P. Johnson
Title: Senior Vice President

First Amendment to A&R Loan and Security Agreement

CAPITAL ONE, N.A.

By: /s/ Troy Ritter
Name: Troy Ritter
Title: Vice President

First Amendment to A&R Loan and Security Agreement

UNION BANK, N.A.

By: /s/ Nadia Mitevska
Name: Nadia Mitevska
Title: Vice President

First Amendment to A&R Loan and Security Agreement

COMPASS BANK

By: /s/ Jason Nichols
Name: Jason Nichols
Title: Senior Vice President

First Amendment to A&R Loan and Security Agreement

REGIONS BANK

By: /s/ Alan Schnacke
Name: Alan Schnacke
Title: Senior Vice President

First Amendment to A&R Loan and Security Agreement

FIRST TENNESSEE BANK NATIONAL ASSOCIATION

By: /s/ Stephen R. Brimm
Name: Stephen R. Brimm
Title: Vice President

First Amendment to A&R Loan and Security Agreement

AMEGY BANK

By: /s/ Mark L. Wayne
Name: Mark L. Wayne
Title: Senior Vice President

First Amendment to A&R Loan and Security Agreement

COMMUNITYBANK OF TEXAS, N.A.

By: /s/ Mike Peyton
Name: Mike Peyton
Title: EVP

First Amendment to A&R Loan and Security Agreement

CATHAY BANK

By: /s/ Sandra Kenyon
Name: Sandra Kenyon
Title: First Vice President

First Amendment to A&R Loan and Security Agreement

SCHEDULE 1.1 TO FIRST AMENDMENT TO
AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT

SCHEDULE 1.1

to

Amended and Restated
Loan and Security Agreement

REVOLVER COMMITMENTS OF LENDERS

Lender	Revolver Commitment
Bank of America, N.A.	$85,000,000
JPMorgan Chase Bank, National Association	$75,000,000
Wells Fargo Preferred Capital, Inc.	$45,000,000
Capital One, N.A.	$40,000,000
Compass Bank	$40,000,000
Regions Bank	$40,000,000
Union Bank, N.A.	$40,000,000
First Tennessee Bank National Association	$25,000,000
Amegy Bank	$20,000,000
CommunityBank of Texas, N.A.	$10,000,000
Cathay Bank	$10,000,000
Total Revolver Commitments	$430,000,000

First Amendment to A&R Loan and Security Agreement

Schedule I